                                                                     Exhibit 4.6


                         GRANT OF INCENTIVE STOCK OPTION
                          PURSUANT TO THE BANCORP, INC.
                             1999 STOCK OPTION PLAN
                             ----------------------

         THIS Agreement is made as of the ____ day of ____, ______ (the "DATE OF GRANT") by and between ________________ ("GRANTEE") and THE BANCORP, INC. (together with its successors and assigns, the "COMPANY").

         WHEREAS, the Company's 1999 Option Plan (as amended, the "PLAN") provides for the granting of incentive stock options by the compensation committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD OF DIRECTORS") to employees, members of the Board of Directors and certain other persons to purchase shares of common stock of the Company (the "SHARES"), in accordance with the terms and provisions thereof; and

         WHEREAS, the Committee considers Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the incentive stock options on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       GRANT OF OPTION

                  Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to Grantee, an option to purchase up to _______ Shares at a price of $______ per Share. Such option is hereinafter referred to as the "OPTION" and the Shares purchasable upon exercise of the Option are hereinafter sometimes referred to as the "OPTION SHARES." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE")).

         2.       INSTALLMENT EXERCISE

                  Subject to such further limitations as are provided herein, the Option shall become exercisable in 4 installments, Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

                           (i) on and after the first anniversary of the Date of
Grant, up to 25% (ignoring fractional shares) of the total number of Option Shares;

                           (ii) on and after the second anniversary of the Date
of Grant, up to an additional 25% (ignoring fractional shares) of the total number of Option Shares;

                           (iii) on and after the third anniversary of the Date
of Grant, up to an additional 25% (ignoring fractional shares) of the total number of Option Shares; and

                           (iv) on the fourth anniversary of the Date of Grant,
up to an additional 25% (ignoring fractional shares) of the total number of Option Shares.

         3.       TERMINATION OF OPTION

                  (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of 5 years from the Date of Grant (the "OPTION TERM").

                  (b) Upon the termination of Grantee's service on the Board of Directors or employment for any reason, the Options may be exercised during the following periods but only to the extent the Options were outstanding and exercisable upon such termination of the Grantee's service or employment: (A) the 6-month period following the date of such termination; (B) the one year period following the date of death, in the case of Grantee's death during Grantee's service to or employment by the Company; and (C) the 3-month period following the date of such termination in the case of retirement on or after the attainment of age 65, or in the case of permanent disability. In no event, however, shall any such period extend beyond the Option Term.

                  (c) In the event of the death of Grantee, the Option may be exercised by Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by Grantee.

                  (d) Notwithstanding any other provisions set forth herein or in the Plan, if Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any subsidiary of Company, (ii) breach any covenant not to compete, or employment contract, with Company or any subsidiary of Company, or (iii) engage in conduct that would warrant Grantee's discharge for cause (excluding general dissatisfaction with the performance of Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any subsidiary of the Company), any unexercised portion of the Option shall immediately terminate and become null and void.

                  (e) During the period of 12 months immediately following the date upon which Grantee receives a "hardship" withdrawal from a retirement plan qualifying under ss.401(k) of the Code, all rights of Grantee to exercise the Option shall be suspended.

                  (f) Notwithstanding any other provision set forth herein, the Federal Reserve Board or the Federal Deposit Insurance Corporation ("FDIC"), individually or in conjunction with the other, may require Grantee to exercise or forfeit the Option if the capital of either the Company or The Bancorp Bank falls below minimum requirements, as determined by federal or state regulators.

         4.       EXERCISE OF OPTION; DISPOSITION OF SHARES

                  (a) Grantee may exercise the Option with respect to all or any part of the number of Option Shares granted hereunder by giving the Secretary of the Company written notice of intent to exercise, in the form attached hereto (the "NOTICE OF EXERCISE"). The Notice of Exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least 5 days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

                  (b) Full payment (in U.S. dollars) by Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the Notice of Exercise in cash, or, in whole or in part through the surrender of previously acquired Shares (which Grantee has held for at least 6 months prior to the Notice of Exercise or has purchased on the open market and for which Grantee has good title, free and clear of all liens and encumbrances) at their fair market value on the exercise date.

                           On the exercise date specified in the Notice of
Exercise or as soon thereafter as is practicable, the Company shall cause to be delivered to Grantee a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Shares or reacquired Shares, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver the Option Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Option Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  (c) If Grantee fails to pay for any of the Option Shares specified in the Notice of Exercise or fails to accept delivery thereof, Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Notice of Exercise as the date of exercise shall be deemed to be the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

                  (d) Grantee shall notify the Company of any sale or other disposition of the Option Shares if such sale or disposition occurs (i) within 2 years of the Date of Grant or (ii) within one year of the issuance of the Option Shares to Grantee. Such notice shall be in writing and directed to the Secretary of the Company.

         5.       NO RIGHTS AS STOCKHOLDER

                  Neither Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

         6.       NON-TRANSFERABILITY OF OPTION

                  The Option may not be transferred by Grantee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to Grantee and it shall thereupon become null and void.

         7.       EMPLOYMENT NOT AFFECTED

                  Neither the granting of the Option nor its exercise shall be construed as granting to Grantee any right with respect to the continuance of employment by the Company. Except as may otherwise be limited by a written agreement between the Company and Grantee, the right of the Company and any employing subsidiary to terminate at will Grantee's employment by the Company or any employing subsidiary at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, or the employing subsidiary (whichever the case may be), and acknowledged by Grantee.

         8.       AMENDMENT OF OPTION

                  The Option may be amended by the Board of Directors or the Committee at any time (i) if the Board of Directors or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of Grantee.

         9.       NOTICE

                  Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at 405 Silverside Road, Wilmington, Delaware 19809 or at such other address as to which the Company shall have notified Grantee in writing and any notice to Grantee shall be addressed to the Grantee at the current address shown on the records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid, overnight delivery or confirmed telecopy.

         10.      INCORPORATION OF THE PLAN BY REFERENCE

                  The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

         11.      GOVERNING LAW

                  The validity, constructions, interpretations and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, which shall apply to the extent it governs.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant of Incentive Stock Option and Grantee has placed his or her signature hereon, effective as of the date first written above.


                                       THE BANCORP, INC.

                                       By:   _______________________________
                                       Name:
                                       Title:



                                       ACCEPTED AND AGREED TO:


                                       By:   ______________________________
                                             [Name], Grantee

                               NOTICE OF EXERCISE



                                                        Date:_____________, ____

         The undersigned hereby irrevocably elects to exercise on ________________, ____ the Stock Option granted on ______________ by The
Bancorp, Inc. to the undersigned to the extent of purchasing ____________ Option Shares and hereby makes payment of $____________________ in payment of the actual exercise price thereof.

                             _______________________

                     INSTRUCTIONS FOR REGISTRATION OF SHARES
                             _______________________

Name: ____________________________________________________________
                  (Please typewrite or print in block letters)

Address: _________________________________________________________

Signature: _______________________________________________________